Execution Copy

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $5,331,025 Issue Date: May 14, 2010

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, VIASPACE, INC., a Nevada corporation (hereinafter called “Borrower”), hereby promises to pay to SUNG HSIEN CHANG, an individual (the “Holder”), without demand, the sum of Five Million Three Hundred Thirty One and Twenty Five Dollars ($5,331,025) (the “Principal Amount”).

Except as otherwise expressly provided below, the Borrower shall pay Holder in cash the Principal Amount in five equal annual installment payments of One Million Sixty Six Thousand and Two Hundred and Five Dollars ($1,066,205) each, together with interest due thereon (each, an “Installment Payment”), in arrears on the first, second, third, fourth and fifth anniversary dates of the Issue Date (each, a “Payment Date “).

This Note is hereby issued as of the Issue Date pursuant to the terms of that certain agreement entitled “Share Purchase Agreement” (the “Purchase Agreement”) entered into by and between the Borrower and the Holder as of the 16th day of April 2010 (the “Effective Date”). Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Purchase Agreement. The following terms and conditions shall apply to this Note:

ARTICLE I
GENERAL PROVISIONS

1.1 Interest Rate. Interest payable on this Note shall accrue at a per annum rate of six percent (6%) from the Issue Date and thereafter until this Note is paid in full and be payable in arrears on each applicable Payment Date, accelerated or otherwise. Upon the occurrence and during the continuance of an Event of Default, the principal of, and, to the extent permitted by law, interest owing under this Note shall bear interest, payable on demand, at a per annum rate equal to twelve percent (12%)(“Default Interest”).

1.2 Payment Grace Period. The Borrower shall have a five (5) day grace period to pay any amounts due under this Note, after which grace period Default interest shall accrue on all unpaid amounts due and owing under this Note until such amounts have been fully paid by the Borrower to the Holder.

1.3 Payment in Stock or Cash. At the election of Holder, payment under this Note shall be made in cash or shares of common stock of Borrower or VGE (the “Stock Portion”), or any combination thereof (the “Stock Payment Election”); provided, however, unless otherwise waived by the Company, if Holder desires to elect payment in shares of such common stock, then Holder shall deliver to Company written notice of his exercise of the Stock Payment Election to be paid in the form of such shares at least 10 business days prior to the applicable Payment Date, with Holder having the right to designate the cash or Stock Portion of any such payment as he so elects. All payments of VIASPACE or VGE common stock shall be valued at the 10-day average closing price of its respective common shares preceding the applicable Payment Date or by other reasonable methods determined by the board of directors of VIASPACE or VGE, as the case may be if the shares relating to the Stock Portion are not trading.

1.4 Payments. All payments (including prepayments) to be made to the Holder hereunder, whether on account of principal, interest, or otherwise, shall be made in United States Dollars and in immediately available funds without setoff or counterclaim (except as otherwise expressed agreed in this Note) by wire transfer to an account notified by the Holder to the Borrower and shall be made prior to 5:00 p.m., Atlanta, Georgia time on the due date thereof. If any payment on this Note becomes due and payable on a day other than a day on which commercial banks in Atlanta, Georgia are open for the transaction of normal business (a “Business Day”), payment shall be due on the immediately succeeding Business Day and, with respect to any payment of principal, interest thereon shall be payable at the then applicable rate.

1.5 Stock Payments. If applicable, the Stock Portion of an Installment Payment to be made in stock will be delivered to the Holder to an address set forth in the Notice section of the Purchase Agreement or such other address as may be designated subsequently by Holder in writing to Borrower within 10 business days of the applicable Payment Date. Upon any request by Holder, Any such Stock Portion of an Installment Payment shall be accompanied by a certificated signed by an authorized officer of the Borrower or VGE, as applicable, certifying that the shares of common stock issued in such Stock Portion are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties. Borrower hereby represents and warrants to the Holder that:

(a) The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Note and has taken all necessary corporate action to authorize the execution, delivery and performance of this Note.

(c) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Note.

(d) This Note has been duly authorized, executed and delivered on behalf of the Borrower.

(e) This Note constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f) The execution, delivery and performance of this Note by the Borrower will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien except pursuant to the Security Documents (as defined below) in respect of any property of the Borrower under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Borrower is bound or by which the Borrower or any of its respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Borrower, or (iii) violate any provision of any statute or other rule or regulation or any governmental authority applicable to the Borrower.

(g) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending, or to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues that would prevent the Borrower from paying any interest or principal on this Note.

(h) No default or Event of Default has occurred and is continuing.

ARTICLE III
COVENANTS
AFFIRMATIVE AND OTHER COVENANTS

3. The Borrower covenants that so long as this Note is outstanding:

3.1 Compliance with Law. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2 Insurance. The Borrowers will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Proceeds received under any such insurance shall be, in the reasonable business judgment of the Borrower, applied to repair or replace any properties damaged or destroyed. Holder and Borrower acknowledge that they have reviewed the insurance policies of Borrower and its Subsidiaries as of the date of this Note and agree that such policies satisfy this covenant as of the date of this Note.

3.3 Maintenance of Properties; Licenses. (a) The Borrower will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear, casualty and condemnation), so that the business carried on in connection therewith may be properly conducted in all material respects at all times. (b) Each of the Borrower and its Subsidiaries will own or possess the right to use all required licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except where failure to own or possess, or except for such conflicts that, would not reasonably be expected to have a Material Adverse Effect.

3.4 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge (a) all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and (b) all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries need pay any such tax or assessment or claims if and so long as the amount, applicability or validity thereof is contested by such Person on a timely basis in good faith and in appropriate proceedings, and such Person has established adequate reserves therefor in accordance with GAAP on its books (including in respect of interim statements, as applicable).

3.5 Existence, etc. The Borrower will at all times preserve and keep in full force and effect its corporate (or other) existence. Subject to the terms of this Note, the Borrower will at all times preserve and keep in full force and effect the corporate (or other) existence of each of its Subsidiaries and all rights and franchises of the Borrower and its Subsidiaries.

3.6 Liens on Property. In the event that the Borrower or any of its Subsidiaries owns or hereafter acquires any property, the Borrower or such Subsidiary shall obtain good and sufficient title thereto, subject only to the Liens permitted under this Note. If any of the Borrower or its Subsidiaries acquires any real property, the Borrower or such Subsidiary shall execute and deliver to the Holder a mortgage or deed of trust acceptable in form and substance to the Holder for the purpose of granting to the Holder a Lien on such real property to secure the obligations under this Note, shall pay all taxes, costs, and expenses incurred by the Holder in recording such mortgage or deed of trust, and shall supply to the Holder at the Borrower’s cost and expense a survey, environmental report, hazard insurance policy, appraisal report, and a mortgagee’s policy of title insurance from a title insurer reasonably acceptable to the Holder insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Note) on the real property encumbered thereby and such other instruments, documents, certificates, and opinions reasonably required by the Holder in connection therewith.

NEGATIVE COVENANTS.

The Borrower covenants that so long as this Note is outstanding:

3.7 Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to an agreement, which shall be set forth on Schedule 3.7 attached hereto, in effect on the date of Closing or otherwise entered into in the ordinary course and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

3.8 Merger, Consolidation, etc. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its property, including any disposition of property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(i) the sale or lease of inventory in the ordinary course of business;

(ii) the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

(iii) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

(iv) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and

(v) the sale, transfer, lease or other disposition of property of the Borrower or any of its Subsidiaries (including any disposition of property as part of a sale and leaseback transaction) aggregating for the Borrower and its Subsidiaries not more than $25,000 during any fiscal year of the Borrower.

So long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof, upon the written request of the Borrower, the Holder promptly shall release its Lien on any property sold pursuant to the foregoing provisions.

(b) The Borrower will not assign, sell or transfer, or permit any of its Subsidiaries to assign, sell or transfer, any shares of capital stock or other equity interests of a Guarantor or other Subsidiary; provided, however, that the foregoing shall not operate to prevent (i) Liens on the capital stock or other equity interests of Subsidiaries granted pursuant to the Collateral Documents and (ii) any transaction permitted by Section 3.8(a)(ii) above.

3.9 Liens. The Borrower will not, nor will permit any of its Subsidiaries to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of the properties of the Borrower or any such Subsidiary, whether now owned or hereafter acquired, to be subject to any Lien except:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) judgment liens and judicial attachment liens not constituting an Event of Default under this Note and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $25,000 at any one time outstanding;

(d) Liens on property of the Borrower or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section [3.11](b) hereof, representing or incurred to finance the purchase price of property, provided that no such Lien shall extend to or cover other property of the Borrower or any such Subsidiary other than the respective property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such property, as reduced by repayments of principal thereon;

(e) any interest or title of a lessor under any operating lease, or easements, rights of way, zoning restrictions and other similar restrictions that do not individually or in the aggregate materially impair the value or use of the property affected thereby;

(f) the Liens granted in favor of the Holder pursuant to the Collateral Documents to secure Indebtedness under this Note;

(g) licenses, leases and subleases entered into in the ordinary course of business;

(h) customary rights of set-off in favor of depositary institutions; and

(i) Liens not otherwise permitted by this Section on assets with a value of not more than $10,000 at any one time.

3.10 Net Worth Maintenance. The Borrower will not, at any time, permit the net worth of it and its Subsidiaries, on a consolidated basis, to be less than $5,000,000.

3.11 Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the obligations of the Borrower and its Subsidiaries under this Note and the Collateral Documents;

(b) purchase money indebtedness and capitalized lease obligations of the Borrower and its Subsidiaries in an amount not to exceed $25,000 in the aggregate at any one time outstanding;

(c) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(d) Indebtedness from time to time owing by any Subsidiary to the Company;

(e) letters of credit in an amount not to exceed $25,000 in the aggregate at any one time outstanding; and

(f) Indebtedness which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, Indebtedness outstanding on the date of this Agreement or permitted to be incurred pursuant to this Section [3.11] (a “refinancing”) in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced.

(g) Change in the Nature of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Borrower or any such Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the date of Closing.

ARTICLE IV
EVENT OF DEFAULT

The occurrence of any of the following events of default after written notice thereof by Holder to the Borrower that any of the events in this Article have occurred (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

4.1 Failure to Pay Principal or Interest. Failure to cause Holder to receive (i) any installment of principal, interest or other sum due under this Note when due, subject to the grace period set forth in Section 1.2 hereof; or (ii) any Stock Portion of an Installment Payment in accordance with the terms of this Note.

4.2 Breach of Covenant. The Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder.

4.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or the Share Purchase Agreement shall be false or misleading in any material respect as of the date made.

4.4 Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

4.5 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due; provided, that, Holder acknowledges that Borrower’s operations as of the Issue Date is primarily to hold equity securities of other entities.

4.6 Maintenance of Assets. The failure by Borrower to maintain, prosecute, protect or otherwise preserve any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

4.7 Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $25,000.

4.9 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower.

4.10 Delisting. Delisting of the common stock of either Borrower or VGE from any Principal Market; failure by either Borrower or VGE to comply with the requirements for its respective continued listing on a Principal Market for a period of five (5) consecutive trading days; or notification from a Principal Market that the Borrower or VGE, as the case may be, is not in compliance with the conditions for such continued listing on such Principal Market.

4.11 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $25,000 for more than twenty days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to the contested amount.

4.12 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension on or with respect to the common stock of Borrower or VGE, as the case may be, that lasts for five or more consecutive trading days.

4.13 Failure to Comply with Security Documents. The Borrower or the Subsidiary Guarantors default in the performance of or compliance with any term contained in any of the Security Documents and such default is not remedied within 30 days or, if shorter, any applicable grace period.

4.14 Subsidiary Guarantee. The Subsidiary Guarantee Agreement fails to rank pari passu with all other senior indebtedness of any Guarantor.

4.15 [RESERVED]

4.16 Collateral. Any security interest granted under any Security Document ceases to create perfected, valid and enforceable first priority Liens on the Collateral (as defined in the Security Documents), or any party thereto so states.

4.17 [RESERVED]

4.18 [RESERVED]

4.19 Executive Officers Breach of Duties. Any of Borrower’s chief executive officer or chief financial officer (other than Sung Hsien Chang or any person appointed by the Company at the directive of Sung Chang) is convicted of a violation of securities laws, or a settlement in excess of $25,000 is reached by any such officer relating to a violation of securities laws, breach of fiduciary duties or self-dealing.

4.20 Notification Failure. A failure by Borrower to notify in writing as soon as reasonably practicable, but in no event later than five (5) Business Days thereafter, Holder of anything which Borrower is obligated to notify Holder of pursuant to the terms of this Note or any of the Transaction Documents, which obligation shall include notifying Borrower of any and all acts or omissions that shall constitute a default hereunder or thereunder.

4.21 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any Security Document (as defined in Section 4.1 below), or the occurrence of a material event of default under any such other Security Document which is not cured after any required notice and/or cure period.

ARTICLE V
SECURITY INTEREST

5.1 Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to the Security Documents (as defined below), as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Transaction Documents, and that the Holder would not agree to the terms of the Transaction Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Transaction Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

5.2 Security Documents. This Note shall be secured by security interests granted to the Holder by the Borrower and its subsidiaries pursuant to the following documents (the “Security Documents”):

(a) Security Agreements separately entered into between each of Borrower, VGE, Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”), and Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province (“IPA China” and together with VGE and IPA BVI, the “Subsidiary Guarantors”, and, each, a “Subsidiary Guarantor”) and Holder dated as of the Issue Date (the “Security Agreement”);

(b) Pledge Agreements separately entered into between Borrower, VGE and IPA BVI and Holder dated as of the Issue Date (the “Pledge Agreement”); and

(c) Subsidiary Guarantee Agreements separately entered into among each of the Subsidiary Guarantors and the Holder dated as of the Issue Date.

5.3 Collateral. The Borrower’s obligations under this Note shall be secured by (a) valid, perfected and enforceable Liens on all right, title, and interest of the Borrower in its ownership interests of VGE and its wholly-owned subsidiaries, IPA BVI and IPA China, (b) valid, perfected, and enforceable Liens on all right, title, and interest of the Borrower in all personal and real property, tangible or intangible, whether now owned or hereafter acquired or arising, and all proceeds thereof resulting from VGE, IPA BVI or IPA China. The Borrower acknowledges and agrees that the Liens on the Collateral (as defined in the Security Documents) shall be granted to the Holder in accordance with the Security Documents and shall be valid and perfected first priority Liens.

5.4 Guarantees. The payment and performance of this Note will at all times be guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee Agreement or such other guaranty agreements or supplements hereto in form and substance reasonably acceptable to the Holder, as the same may be amended, modified or supplemented from time to time.

5.5. Further Assurances. The Borrower agrees that it will, and shall cause the Subsidiary Guarantors to, from time to time at the reasonable request of the Holder, execute and deliver such documents and do such acts and things as the Holder may reasonably request in order to provide for or perfect or protect the Liens intended to be created on the Collateral pursuant to the Security Documents. In the event the Borrower or any Subsidiary Guarantor forms or acquires any other subsidiary after the date hereof, such Borrower or Subsidiary Guarantor shall promptly upon such formation or acquisition notify the Holder thereof and cause such newly formed or acquired subsidiary to execute a joinder to the Subsidiary Guarantee Agreement and such Security Documents as the Holder may then require, and the Borrower shall also deliver to the Holder, or cause such Subsidiary Guarantor to deliver to the Holder, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Holder in connection therewith.

For purposes of this Note, the Security Documents and any Transaction Document, the term:

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Material into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit or guarantees, and (g) any indebtedness, whether or not assumed, secured by Liens on property acquired by such Person at the time of acquisition thereof, it being understood that the term “Indebtedness” shall not include trade payables arising in the ordinary course of business.

“Lien” shall mean with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Material Adverse Effect” means a material adverse effect on (a) the business, prospects, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower or any Subsidiary to perform its obligations under this Note or any Collateral Document to which it is a party, or (c) the validity or enforceability of this Note or any Collateral Document.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or any other entity or organization, including a government or agency or political subdivision thereof.

ARTICLE VI
MISCELLANEOUS

6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth in the Purchase Agreement.

6.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note may not be amended, changed, waived, discharged or terminated except as agreed to by both the Borrower and Holder in writing.

6.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.

6.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

6.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of Georgia or in the federal courts located in the State of Georgia. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein or in any Security Document notwithstanding any provision therein to the contrary shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

6.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the Issue Date.

VIASPACE, INC., as the Borrower

By:
Name: Carl Kukkonen
Title: President & CEO

WITNESS:

Name:

ACKNOWLEDGED AND AGREED

Sung Hsien Chang, as Holder